Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of MainStreet Bancshares, Inc. of our report dated March 23, 2020, relating to the consolidated financial statements of MainStreet Bancshares, Inc., appearing in the Annual Report on Form 10-K of MainStreet Bancshares, Inc. for the year ended December 31, 2019, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

August 5, 2020